UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2017

Guidance Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33197	95-4661210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 E. Colorado Blvd

Pasadena, CA 91106

(Address of principal executive offices, including zip code)

(626) 229-9191

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement

Loan Agreement

In connection with the completion of the Merger (as defined below), on September 14, 2007, Guidance Software, Inc., a Delaware corporation (the “Company”) terminated its Loan and Security Agreement, dated August 29, 2014, by and among the Company, Guidance Tableau LLC, CaseCentral, Inc. and Silicon Valley Bank (the “Loan Agreement”). In connection with such termination, the Company paid Silicon Valley Bank approximately $13,715 in aggregate principal, interest and fees that were outstanding and payable under the Loan Agreement at the time of its termination, and all liens on assets of the Company and its subsidiaries guaranteeing such facility, together with such subsidiary guarantees, were released and terminated. The Company incurred no early termination penalty in connection with termination of the Loan Agreement. The material terms of the Loan Agreement are described in the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on September 5, 2014. Such description is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously announced, on July 25, 2017, Open Text Corporation, a corporation incorporated under the federal laws of Canada (“OpenText”) and Galileo Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of OpenText (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Company. Pursuant to the Merger Agreement, and on the terms and subject to the conditions thereof, Purchaser commenced a tender offer on August 8, 2017 to purchase any and all outstanding shares of common stock, par value $0.001 per share, of the Company (each, a “Share”) at a purchase price of $7.10 per share in cash, without interest and net of applicable withholding of taxes (the “Offer Price”), upon the terms and conditions set forth in the Offer to Purchase dated August 8, 2017 (as amended or supplemented, the “Offer to Purchase”), and in the related Letter of Transmittal (as amended or supplemented, the “Letter of Transmittal” and together with the Offer to Purchase, the “Offer”).

On Thursday, September 14, 2017, OpenText announced that the Offer expired at 12:00 midnight, Eastern time, on Wednesday, September 13, 2017. The Depositary (as defined in the Offer to Purchase) has advised OpenText and Purchaser that immediately prior to the Expiration Time (as defined in the Offer to Purchase) there were validly tendered and not withdrawn (and excluding any Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” (as defined in Section 251(h)(6)(f) of the Delaware General Corporation Law (the “DGCL”)), a total of 25,275,699 Shares. The validly tendered Shares represent approximately 76.7% of the Shares outstanding immediately prior to the Expiration Time. In addition, notices of guaranteed delivery have been delivered with respect to 539,639 Shares. The number of Shares tendered into the Offer satisfied the Minimum Condition (as defined in the Merger Agreement) immediately prior to the Expiration Time. All conditions to the Offer have been satisfied or waived. Purchaser has accepted for payment all Shares that were validly tendered pursuant to the Offer and not withdrawn prior to the Expiration Time.

On September 14, 2017, following the expiration of the Offer and acceptance for payment of the Shares tendered pursuant to the Offer, OpenText completed its acquisition of the Company pursuant to the terms of the Merger Agreement. Pursuant to the terms and conditions of the Merger Agreement, Purchaser merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of OpenText, without a stockholder vote to adopt the Merger Agreement or effect the Merger in accordance with Section 251(h) of the DGCL. As a result of the Merger, each Share outstanding immediately prior to the effective time of the Merger (the “Effective Time”) was converted into the right to receive the Merger Consideration (as defined in the Merger Agreement) in cash, without interest, and net of applicable withholding of taxes (which is the same amount per Share that will be paid in the Offer), other than Shares held by OpenText or the Company, or by any wholly-owned subsidiary of OpenText (including Purchaser) or the Company, or held by stockholders who properly exercised appraisal rights under Section 262 of the DGCL or Shares irrevocably accepted for purchase pursuant to the Offer. Shares ceased trading on the Nasdaq Stock Market (“Nasdaq”) prior to market open on September 14, 2017.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on July 26, 2017, and which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, the Company no longer fulfills the numerical listing requirements of Nasdaq. Accordingly, on September 14, 2017, the Company notified Nasdaq of its intent to remove its Shares from listing on Nasdaq, and Nasdaq filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Shares. The delisting will become effective ten days after the filing of the Form 25. The Company also intends to file with the SEC a certification on Form 15 under the Exchange Act requesting deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act and deregistration of its Shares under Section 12(g) of the Exchange Act.

The information set forth or incorporated by reference in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth or incorporated by reference in Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the completion of the Offer, a change in control of the Company occurred. Upon the consummation of the Merger, the Company became a wholly-owned subsidiary of OpenText. The total consideration paid in connection with the Offer and the Merger was approximately $237.3 million.

OpenText is party to an $800 million term loan facility and a $450 million committed revolving credit facility (together, the “Credit Facilities”). In connection with the Credit Facilities, OpenText has pledged substantially all of its assets which may include, following the consummation of the Merger, a direct pledge of all of the issued and outstanding shares of common stock of the Company. In the event of a default under the Credit Facilities, the lenders may take possession of such pledged assets which may result in a change of control of the Company. The material terms of the Credit Facilities are described in the Annual Report on Form 10-K filed by the Company with SEC on August 3, 2017. Such description is incorporated herein by reference.

The information set forth or incorporated by reference in Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement and effective as of the Effective Time on September 14, 2017, Robert van Schoonenberg, Reynolds C. Bish, Max Carnecchia, John Colbert, Patrick Dennis, Michael McConnell and Wade W. Loo resigned as members of the Company’s Board of Directors and Gordon A. Davies and John M. Doolittle, the directors of Purchaser immediately prior to the Effective Time, became the directors of the Company. At the time Mr. Davies and Mr. Doolittle assumed the roles of directors, it had not yet been determined on which committees, if any, of the Company’s Board of Directors each of them would serve.

In addition, effective as of the Effective Time on September 14, 2017, the Company removed Patrick Dennis as President and Chief Executive Officer of the Company, Ken Basore as Senior Vice President, Product Engineering, Barry Plaga as Chief Operating Officer and Chief Financial Officer, Alfredo Gomez as Senior Vice President, General Counsel and Corporate Secretary, Stephanie Urbach as Senior Vice President, Human Resources, Michael Harris as Chief Marketing Officer and Rasmus van der Colff as Chief Accounting Officer and Vice President, Finance; and appointed John Doolittle as Treasurer and President, and Gordon Davies as Secretary.

On September 13, 2017 Mr. Dennis entered into a Noncompetition and Nonsolicitation Agreement with the Company and OpenText, which became effective as of September 14, 2017, pursuant to which Mr. Dennis agreed to a twelve-month non-competition and non-solicitation obligation.

Information about Mr. Davies and Mr. Doolittle is contained in the Offer to Purchase, filed as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO originally filed by OpenText and Purchaser with the SEC on August 8, 2017, which is included as Exhibit 20.1 to this Current Report on Form 8-K and incorporated herein by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety, effective as of the Effective Time. Copies of the Company’s amended and restated certificates of incorporation and amended and restated bylaws are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 14, 2017, OpenText issued a press release (the “Press Release”) regarding the matters described in this Current Report on Form 8-K. A copy of the Press Release was filed as Exhibit (a)(5)(D) to Amendment 7 to the Schedule TO filed by OpenText on September 14, 2017. The Press Release is incorporated by reference into this Item 7.01, and the foregoing description of the Press Release is qualified in its entirety by the full text of the Press Release. The information in this Item 7.01 (and in the Press Release) is being furnished to, and shall not be deemed “filed” with, the SEC for purposes of the Section 18 of the Exchange Act. The website addresses of OpenText and the Company are included in the Press Release as inactive textual references only. The information contained on these websites is not part of the Press Release and shall not be deemed furnished to the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 25, 2017, by and among Open Text Corporation, Galileo Acquisition Corp., Inc. and Guidance Software, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Guidance Software, Inc. on July 26, 2017)

3.1	Second Amended and Restated Certificate of Incorporation of Guidance Software, Inc.

3.2	Fifth Amended and Restated Bylaws of Guidance Software, Inc.

20.1	Offer to Purchase dated August 8, 2017 (incorporated by reference to Exhibit (a)(1)(A) to the Schedule TO filed by Open Text Corporation on August 8, 2017)

99.1	Press Release issued by Open Text Corporation on September 14, 2017 (incorporated by reference to Exhibit (a)(5)(E) to Amendment 7 to the Schedule TO filed by Open Text Corporation on September 14, 2017)

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 25, 2017, by and among Open Text Corporation, Galileo Acquisition Corp., Inc. and Guidance Software, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Guidance Software, Inc.on July 26, 2017)

3.1	Second Amended and Restated Certificate of Incorporation of Guidance Software, Inc.

3.2	Fifth Amended and Restated Bylaws of Guidance Software, Inc.

20.1	Offer to Purchase dated August 8, 2017 (incorporated by reference to Exhibit (a)(1)(A) to the Schedule TO filed by Open Text Corporation on August 8, 2017)

99.1	Press Release issued by Open Text Corporation on September 14, 2017 (incorporated by reference to Exhibit (a)(5)(E) to Amendment 7 to the Schedule TO filed by Open Text Corporation on September 14, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDANCE SOFTWARE, INC.

September 14, 2017	By:	/s/ Gordon A. Davies
Gordon A. Davies Secretary